Exhibit 10.20

Confidential Document	Execution Version

* CERTAIN INFORMATION, MARKED BY BRACKETS AND AN ASTERISK, IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AMENDED AND RESTATED

PREFERRED EQUIPMENT SUPPLY AGREEMENT

dated as of

December 27, 2010

between

BrightSource Energy, Inc.,

and

ALSTOM Power Inc.

December 27, 2010

*	Confidential Treatment Requested

-i-

December 27, 2010

Table of Contents

(continued)

-ii-

December 27, 2010

Table of Contents

(continued)

		Page

13.12	Expenses	24

13.13	Third Parties	24

EXHIBIT A	SCOPE OF SUPPLY	A-1
	STEG	A-1
	SRSG	A-8
	Water pre-heaters	A-10
	Auxiliary Boiler	A-12
	Water Cooled Condenser	A-14
	Auxiliary Gas Turbine, Electrical and Control Equipment, HRSG	A-16
	DCS	A-29
EXHIBIT B	KEY TERMS	B-1
EXHIBIT C	ENERGY OUTPUT MODEL	C-1
EXHIBIT D	PROJECT COSTS MODEL	D-1
EXHIBIT E	FORM OF BID EVALUATION MATRIX	E-1
EXHIBIT F	FORM OF ALSTOM POWER INC. GUARANTEE	F-1
EXHIBIT G	OTHER SPECIFIED EQUIPMENT	G-1
EXHIBIT H	[*] LOCAL CONTRACTORS	H-1
EXHIBIT I	[*] IP OWNERSHIP PRINCIPLES	I-1

*	Confidential Treatment Requested

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Confidential Document	December 27, 2010

AMENDED AND RESTATED

PREFERRED EQUIPMENT SUPPLY AGREEMENT

THIS AMENDED AND RESTATED PREFERRED EQUIPMENT SUPPLY AGREEMENT (this “Agreement”) dated as of December 27, 2010 (the “Effective Date”), is executed and entered into by and between BrightSource Energy, Inc., a Delaware corporation (“BSE”), for itself and on behalf of its Affiliates including BrightSource Industries (Israel), Ltd. (“BSII”), and ALSTOM Power Inc. (“Alstom”), a Delaware corporation (BSE and Alstom sometimes hereinafter being referred to individually as a “Party” and collectively as the “Parties”), with reference to the following:

RECITALS

A. BSE and Alstom have agreed to align their interests in a strategic cooperation that leverages each Party’s core strengths and advances the Parties’ goal of developing a leading position in the worldwide market for concentrating solar power.

B. Alstom has made an investment into BSE under that certain Series D Preferred Stock Purchase Agreement, dated as of May 19, 2010, pursuant to which Alstom purchased US$ 42,035,730.14 of BSE Series D preferred stock (the “Series D Stock Agreement”), and that certain US$ 15,508,938.26 Convertible Note, dated as of May 19, 2010, issued by BSE to Alstom (the “Note”, and together with the Series D Stock Agreement, the “Series D Investment”), which was converted into additional shares of BSE Series D preferred stock on August 31, 2010. In addition, Alstom will be making an investment in BSE Series E preferred stock concurrently with or immediately following the execution of this Agreement (the “Series E Investment”).

C. The Parties entered into the Preferred Turbine Supplier Agreement, dated as of August 31, 2010 (the “Original PSA”), setting forth the terms and conditions under which BSE designates Alstom as its preferred supplier of STEGs for certain projects using BSE’s solar thermal electric power plant technology (where Alstom itself or any of its Affiliates, as defined below, may act as supplier). In addition, BSE and Alstom entered into a Preferred Partnership Agreement, dated as of August 31, 2010 (the “Preferred Partnership Agreement”) with respect to the joint marketing and selling of solar tower thermal electric power plant projects (“STTEPPs”) in certain territories. Contemporaneously with the entry into this Agreement, Alstom and BSE are entering into an Amended and Restated Preferred Partnership Agreement (the “A&R PPA”).

D. The Parties wish to amend and restate the Original PSA in its entirety in order to expand the potential scope of equipment supply and reflect other certain changes in the agreements between them.

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NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties herein contained, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Initially capitalized terms used in this Agreement shall have the following meanings, unless the context clearly requires otherwise:

“AAA” has the meaning set forth in Section 9.2.

“Adapted Reference Price” has the meaning set forth in Section 4.2.6.

“Affiliate” means, with respect to any Person, any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of the foregoing, “control,” “controlled by” and “under common control with,” with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership, directly or indirectly, of more than 50% of the voting securities or partnership interests in such Person.

“Agreement” means this Amended and Restated Preferred Equipment Supply Agreement, including all Exhibits attached hereto.

“Alstom” has the meaning given in the preamble to this Agreement.

“Alstom Competitor” has the meaning set forth in Section 7.2.1.2.

“Alstom IP” means all Technology and IP owned by Alstom or any of its Affiliates, or licensed to Alstom or its Affiliates by third parties, including all Technology and IP (a) created or acquired by Alstom and its Affiliates before the Effective Date, (b) first conceived, developed, authored, acquired or reduced to practice, before or after the Effective Date, solely by employees, agents or consultants of Alstom or its Affiliates, and without the use of Confidential Information received from BSE or its Affiliates, (c) which otherwise is the property of Alstom (or its relevant Affiliate) pursuant to the provisions of this Agreement.

“Alstom Provided IP” has the meaning set forth in Section 10.3.

“A&R PPA” has the meaning given in the recitals to this Agreement.

“BSE” has the meaning given in the preamble to this Agreement.

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“BSE IP” means all Technology and IP owned by BSE or any of its Affiliates, or licensed to BSE or its Affiliates by third parties, including all Technology and IP (a) created or acquired by BSE and its Affiliates before the Effective Date, (b) first conceived, developed, authored, acquired or reduced to practice, before or after the Effective Date, solely by employees, agents or consultants of BSE or its Affiliates, and without the use of Confidential Information received from Alstom or its Affiliates, (c) which otherwise is the property of BSE (or its relevant Affiliate) pursuant to the provisions of this Agreement.

“BSE Provided IP” has the meaning set forth in Section 10.3.

“BSE Technology” means the solar tower thermal electric generating technology developed and owned or controlled by BSE and/or BSII, where “controlled” for purposes of this definition means having the right to grant the rights set forth in this Agreement without having to pay any additional or incremental royalties or fees to a third party.

“BSII” has the meaning given in the preamble to this Agreement.

“Change of Control Transaction” means any transaction or series of related transactions that constitutes: (i) the sale or lease of all or substantially all of BSE’s business or assets to an acquiring entity; (ii) any merger, consolidation, share exchange, recapitalization, business combination or other transaction to which BSE is subject resulting in the exchange or sale of all or substantially all of the outstanding shares of BSE or other consideration paid, issued, or caused to be issued, by the acquiring entity; or (iii) an acquiring entity having obtained beneficial ownership of fifty percent (50%) or more of the outstanding voting securities of BSE; provided, that a “Change of Control Transaction” will not be deemed to have occurred (A) if in any of cases (ii) or (iii), as a result of such transaction or transactions, (1) the stockholders of BSE as of the date prior to the closing of such transaction or series of transactions, in the aggregate, directly or indirectly hold more than fifty percent (50%) of the voting securities in BSE or, if BSE is no longer in existence, the surviving entity, outstanding immediately after the closing of such transaction or series of transactions, and (2) no Alstom Competitor holds, directly or indirectly, a majority of the voting securities in BSE or, if BSE is no longer in existence, the surviving entity, outstanding immediately after the closing of such transaction or series of transactions; (B) by virtue of Alstom or an Alstom Affiliate at any time holding more than fifty percent (50%) of the voting securities in the surviving entity in such transaction consummated by BSE or its parent, or (C) by virtue of any initial public offering of BSE’s equity securities or any offering of newly-issued securities after such initial public offering.

“COD” has the meaning set forth in Section 7.2.3.3.

“Commercial Implementation of the BSE Technology” has the meaning set forth in Section 7.2.2.1.

“Confidential Information” means (a) the terms and conditions (but not the existence) of this Agreement and of any Equipment Supply Agreement entered into pursuant to this Agreement, and (b) information or material that is disclosed by one Party or its Affiliate to another Party or its Affiliate, whether before or after the Effective Date, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation,

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documents, prototypes, samples, materials and equipment), which if disclosed in writing or tangible form is marked as “Confidential,” or with some similar designation, or is confidential in nature. Confidential Information may also include information received by the disclosing Party or its Affiliate from third parties under restrictions of confidentiality. Confidential Information includes any copies, notes, summaries, reports, analyses, compilations, studies and other information or material derived by the receiving Party in whole or in part from information or material described in the foregoing sentences. Notwithstanding the foregoing, “Confidential Information” shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing Party; (ii) becomes publicly known and made generally available after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party; (iii) is already in the possession of the receiving Party at the time of disclosure by the disclosing Party as shown by the receiving Party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving Party in good faith from a third party without breach of confidentiality obligations; or (v) is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information, as shown by documents and other competent evidence in the receiving Party’s possession and prepared contemporaneously with such independent development.

“Dispute” has the meaning set forth in Section 9.1.

“Effective Date” has the meaning given in the preamble to this Agreement.

“Energy Output Model” has the meaning set forth in Section 7.2.2.1.

“Equipment Supply Agreement” shall mean each Equipment Supply Agreement entered into by Alstom (or its Affiliate), as seller, and BSE (or its Affiliate) or an EPC Contractor, as purchaser, for the purchase and sale of one or more STEGs and/or SRSGs and, where a STEG is included, Other Specified Equipment.

“EPC Contractor” means the party performing EPC Services.

“EPC Services” means performing engineering, procurement and construction services for a Project.

“Exclusive Project Limit” means (a) eight (8) Preferred Supply Projects, or (b) Preferred Supply Projects with a gross output totaling 2,000 MW (whether under this Agreement or the Preferred Partnership Agreement), whichever comes first.

“Expert” has the meaning set forth in Section 4.1.2.

“Expert Pool” has the meaning set forth in Section 4.1.2.

“Financial Closing Model” has the meaning set forth in Section 7.2.2.1.

“Gross Negligence” has the meaning set forth in Section 8.2.

“IEDD” has the meaning set forth in Section 7.2.2.1.

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“Ivanpah Projects” means the Projects that BSE is currently developing that are located in San Bernardino County, California.

“Key Terms” has the meaning set forth in Section 3.1.

“Market Change Percentage” has the meaning set forth in Section 4.2.5.

“Market Price” has the meaning set forth in Section 4.1.3.

“Note” has the meaning given in the recitals to this Agreement.

“Notice to Proceed” or “NTP” means the date when the conditions precedent agreed in the relevant Equipment Supply Agreement for commencement of work are fulfilled.

“Original PSA” has the meaning set forth in the recitals to this Agreement.

“Other Specified Equipment” has the meaning set forth in Section 2.1.1.

“Party” or “Parties” has the meaning given in the preamble to this Agreement.

“Person” means any legal or natural person, including any individual, corporation, partnership, limited liability company, trust, governmental or international body or agency, or other entity.

“Preferred Partnership Agreement” has the meaning given in the recitals to this Agreement.

“Preferred Supply Project” has the meaning set forth in Section 2.1.

“Preferred Supply Rights” has the meaning set forth in Section 2.1.

“Price Review Notice” has the meaning set forth in ARTICLE 4.

“Price Review Response” has the meaning set forth in Section 4.2.2.

“Project” means a solar thermal electric power plant using BSE Technology that makes use of a single STEG. For clarity, it is expected that there will be multiple Projects on any one site.

“Project Costs Model” has the meaning set forth in Section 7.2.3.3.

“Proprietary Information” has the meaning set forth in Section 10.3.

“Reference Plants” has the meaning set forth in Section 5.1.

“Reference Price” has the meaning set forth in Section 3.2.2.

“Rules” has the meaning set forth in Section 9.2.

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“Series D Stock Agreement” has the meaning given in the recitals to this Agreement.

“Series D Investment” has the meaning given in the recitals to this Agreement.

“Series E Investment” has the meaning given in the recitals to this Agreement.

“Specified Equipment” means STEGs, SRSGs and Other Specified Equipment.

“SRSG” means a solar receiver steam generator operating at subcritical conditions.

“[*] Agreement” has the meaning set forth in Section 2.5(a).

“STEG” means a steam turbine electric generator set, including equipment, engineering, services, materials, spare parts and appurtenances, as more fully described in the Scope of Supply attached as Exhibit A.

“STTEPPs” has the meaning given in the recitals to this Agreement.

“Supply Offer” has the meaning set forth in Section 3.1.

“Technology” means all works of authorship, software, technology, inventions, know-how, designs, methods and processes.

[*]

1.2 Construction of Terms. As used in this Agreement, the terms “herein,” “herewith” and “hereof” are references to this Agreement, taken as a whole; the terms “include,” “includes” and “including” shall mean “including, but not limited to;” and references to a “Section,” “subsection,” “clause,” “Article,” or “Exhibit,” shall mean a Section, subsection, clause, Article, or Exhibit of this Agreement (including all paragraphs and provisions therein), as the case may be, unless in any such case the context clearly requires otherwise. All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a law or regulation includes any amendment of modification thereof. A reference to a Person includes its successors and permitted assigns. The singular shall include the plural and the masculine shall include the feminine, and vice versa. Words importing persons or parties shall include firms, corporations, partnerships, limited liability companies, and any other organization or entity having legal capacity.

*	Confidential Treatment Requested

Confidential Document	December 27, 2010

ARTICLE 2

PREFERRED SUPPLY PROJECTS

2.1 Definition of Preferred Supply Project. BSE shall designate Alstom as its preferred supplier for the Specified Equipment, with rights for Alstom, itself or any Alstom Affiliate, to offer to supply STEGs, SRSGs and Other Specified Equipment as provided in this Agreement (the “Preferred Supply Rights”), for the following Projects:

2.1.1 For Projects in which BSE is responsible for designating the supplier of the STEG and the SRSG, BSE shall grant Alstom the Preferred Supply Rights with respect to the STEG, the SRSG and any of the additional equipment listed on Exhibit G (and as more fully described in the Scope of Supply attached as Exhibit A) (collectively, the “Other Specified Equipment”), to the extent that BSE has responsibility for designating the supplier of the Other Specified Equipment. If BSE for any reason does not have responsibility for designating the supplier of any piece of Other Specified Equipment, it shall use its commercially reasonable efforts to have the party with such responsibility grant Alstom the Preferred Supply Rights with respect to any such piece of Other Specified Equipment.

2.1.2 For Projects in which BSE is not responsible for designating the supplier of the STEG or the SRSG, but is responsible for designating the EPC Contractor (and such EPC Contractor is responsible for designating the supplier of the STEG and the SRSG), BSE shall, as a condition to designating the EPC Contractor, require the EPC Contractor to grant Alstom the Preferred Supply Rights with respect to the STEG, the SRSG and the Other Specified Equipment.

2.1.3 For Projects in which BSE is not responsible for designating the supplier of the STEG, the SRSG or the EPC Contractor, BSE shall use commercially reasonable efforts to have the party with such responsibility grant Alstom the Preferred Supply Rights with respect to the STEG, the SRSG and the Other Specified Equipment. If, notwithstanding such commercially reasonable efforts, Alstom is not granted the Preferred Supply Rights, BSE’s obligations under this Agreement shall not apply to such Project.

Any Project for which Alstom has been granted the Preferred Supply Rights shall be referred to herein as a “Preferred Supply Project.” The Parties agree that the Ivanpah Projects shall not be Preferred Supply Projects.

2.2 Number of Preferred Supply Projects. BSE’s obligations to grant the Preferred Supply Rights to Alstom under this Agreement shall apply until the Exclusive Project Limit has been reached. A Preferred Supply Project shall be counted toward the Exclusive Project Limit in each of the following circumstances:

2.2.1 when Alstom has entered the applicable Equipment Supply Agreements for the Project, and financial closing for such Project has occurred;

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2.2.2 when Alstom has been granted the Preferred Supply Rights but has, in whole or in part, elected not to supply equipment;

2.2.3 when Alstom has provided a Supply Offer, but did not proceed to one or more Equipment Supply Agreements because the Supply Offer, in whole or in part, was determined to be uncompetitive pursuant to the procedures of ARTICLE 4; or

2.2.4 when Alstom has provided a Supply Offer that has not yet resulted in an Equipment Supply Agreement, provided that: (a) in case of a third party project involving a competitive tender, until a third party has been awarded the tender in a final manner; and (b) with respect to any Preferred Supply Project, for so long as BSE can show that permitting and financing of the Project are being actively pursued. In any event, if a Supply Offer does not result in related executed Equipment Supply Agreement(s) within [*] of the Supply Offer, the Supply Offer will no longer be credited against the Exclusive Project Limit and the provisions of this Agreement will be reinstituted going forward with respect to the size and number of the Preferred Supply Projects covered by such Supply Offer. After reaching the Exclusive Project Limit, BSE may enter into discussions with another party for a Project that would otherwise be a Preferred Supply Project hereunder, and such Project shall not be subject to this Agreement notwithstanding any reinstitution of this Agreement pursuant to the provisions of this Section 2.2.4.

2.3 Exceptions. The obligations of BSE to grant Alstom the Preferred Supply Rights do not apply when and to the extent that:

(a) following ten (10) business days after a written request by BSE for a particular Project as provided in Section 3.1, Alstom has not confirmed in writing that Alstom or an Alstom Affiliate can deliver the STEG and/or the SRSG requested by BSE for the related Project at BSE’s requested time of delivery in accordance with this Agreement; provided always that BSE has requested an offer for such Project from Alstom (or an Alstom Affiliate) within the range of time of delivery as set forth in the Key Terms and otherwise in keeping with this Agreement, and provided further that, notwithstanding the foregoing, Alstom shall be granted the Preferred Supply Rights if no third party supplier has offered a time of delivery for such STEG and/or SRSG, as applicable, earlier than that proposed by Alstom (or an Alstom Affiliate);

(b) the supply of the STEG and/or the SRSG by Alstom or any Alstom Affiliate is prohibited in a definite manner by local law or by permit requirements for a particular Project (provided always that, to the extent BSE has control over the permitting process for such Project, it will use commercially reasonable efforts to have such permits allow supply of the STEG and/or the SRSG by Alstom or an Alstom Affiliate), in which case such Project shall not be a Preferred Supply Project.

2.4 Non-Preferred Supply Projects. If a Project is not a Preferred Supply Project because, for example, BSE does not have the ability to designate or otherwise arrange for Alstom to have the opportunity to be the supplier of both the STEG and the SRSG, BSE may (but shall have no obligation to) offer Alstom the opportunity to supply the equipment available to supply, but such supply shall not be credited toward the Exclusive Project Limit.

*	Confidential Treatment Requested

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2.5 [*] Design and Development

(a) [*] Agreement. The Parties will diligently work together to enter into an agreement setting forth the Parties’ intentions relating to the [*] design and development (the “[*] Agreement”).

(b) BSE Information and Support for [*] Development. The Parties acknowledge that, in order for Alstom to be capable of supplying [*] to Preferred Supply Projects within [*], (i) BSE (directly or through its Affiliates) must supply certain data and other information regarding its technology, and provide support to Alstom’s [*] design and development activities and (ii) Alstom may have to begin certain design and development activities regarding [*] prior to finalization and execution of the [*] Agreement. If BSE does not provide the information and support as reasonably required by Alstom and, as a result, Alstom is not able to supply [*] for a Preferred Supply Project, such Preferred Supply Project shall not be credited toward the Exclusive Project Limit notwithstanding Alstom supplying [*].

(c) Intellectual Property. The [*] Agreement shall set out the terms and conditions for the ownership, and right of use, of IP relating to [*] development activities, including the Parties’ respective ownership of new IP created in the course of the collaboration on the development and design of [*], and taking into account the principles set forth on Exhibit I. The Parties acknowledge and agree that the principles set forth in Exhibit I shall apply regardless of whether or not the [*] Agreement is executed. However, upon execution of the [*] Agreement, in case of a conflict between the terms of Exhibit I and the terms of the [*] Agreement, the provisions of the [*] Agreement shall prevail.

ARTICLE 3

SUPPLY OFFERS AND KEY TERMS

3.1 Supply Offer

3.1.1 For each Preferred Supply Project or group of Preferred Supply Projects, BSE shall notify Alstom what Other Specified Equipment is included in the supply opportunity. As provided in Section 2.3(a), Alstom shall notify BSE within ten (10) business days of BSE’s notice of the Preferred Supply Project(s) which of the applicable Specified Equipment Alstom (itself and/or an Affiliate) will be capable of supplying. For any Specified Equipment that Alstom has indicated it is capable of supplying, within a reasonable time period following receipt of BSE’s notice of the Preferred Supply Project, Alstom (or an Alstom Affiliate designated by Alstom) shall provide an offer to BSE to supply such Specified Equipment (each such offer, a “Supply Offer”) in the form of one or more proposed Equipment Supply Agreements including, with respect to each type of Specified Equipment proposed to be supplied, (a) technical offer, (b) price (taking into account any volume discounts for procurement of multiple pieces of such

*	Confidential Treatment Requested

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Specified Equipment), (c) payment and delivery terms, payment and performance security, liability for delay and performance, warranties, indemnities, cancellation costs, insurance, taxes and duties and limitations of liability as set forth in Exhibit B (the “Key Terms”), and (d) other terms and conditions of supply.

3.1.2 Unless the seller under the contemplated Equipment Supply Agreement is Alstom or an entity with equivalent creditworthiness of Alstom, the Supply Offer shall confirm that an affiliated company guarantee from Alstom (or an entity with equivalent creditworthiness), substantially in the form set out in Exhibit F, will be provided to the purchaser upon execution of the Equipment Supply Agreement.

3.2 Price

3.2.1 The price for the Specified Equipment specified in each Supply Offer shall be competitive in the market where the related Preferred Supply Project is located, and the other terms shall be consistent with the Key Terms (unless and to the extent the Parties mutually agree to vary any particular term of the Key Terms). If BSE has reasonable cause to believe that the price specified in a Supply Offer is not in line with the foregoing, BSE may request a review pursuant to ARTICLE 4.

3.2.2 The Parties may expressly agree to use a reference price as a basis for future pricing of particular pieces of Specified Equipment supplied pursuant to this Agreement (the “Reference Prices”). The Parties agree that each such Reference Price, in combination with the applicable Key Terms, shall be deemed to be competitive under the circumstances when such Reference Price is agreed. Notwithstanding the foregoing, the Parties agree that a Supply Offer may include prices which deviate from the Reference Prices, and the competitiveness of such Supply Offer shall be evaluated as specified in Section 4.2. For the sake of clarity, the Parties acknowledge that they may define different Reference Prices for STEGs of different sizes, i.e., a Reference Price for [*] and a different Reference Price for [*], along with corresponding different Reference Prices for Other Specified Equipment sized to such STEGs.

ARTICLE 4

REVIEW PROCESS

If BSE requests a review of any price specified for a piece of Specified Equipment in a Supply Offer pursuant to Section 3.2, BSE shall within [*] of receiving the Supply Offer, deliver a notice to Alstom requesting such review (a “Price Review Notice”), and the competitiveness of the Supply Offer with respect to the applicable piece of Specified Equipment shall be reviewed pursuant to the procedure in this ARTICLE 4. BSE may dispute the competitiveness of a Supply Offer with respect to any one or more pieces of Specified Equipment described in any Supply Offer.

*	Confidential Treatment Requested

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4.1 Absence of Reference Price. If no Reference Price has been established for the applicable Specified Equipment in accordance with Section 3.2.2, the following procedure shall apply:

4.1.1 BSE’s Price Review Notice shall provide reasons and supporting data (to the extent reasonably obtainable in the period from receipt of the Supply Offer until the Price Review Notice is due) for BSE’s opinion and specify the elements of the Supply Offer which BSE considers not to be competitive.

4.1.2 If the Parties cannot agree on a new price for the applicable Specified Equipment within [*] of Alstom’s receipt of the Price Review Notice, then either Party shall be entitled to request the appointment of an independent third party expert (an “Expert”) to evaluate the applicable portion of the Supply Offer. The Parties agree that [*] are acceptable Experts (the “Expert Pool”) for purposes of this ARTICLE 4. The Expert shall be nominated pursuant to the following procedure:

4.1.2.1 The Party requesting the appointment of an Expert in accordance with the above shall send a notice to the other Party including the proposed Person, chosen from the Expert Pool, to act as Expert;

4.1.2.2 Within [*] of receiving the requesting Party’s notice in accordance with Section 4.1.2.1 above, the other Party shall notify the requesting Party stating whether (i) it agrees to such Person acting as Expert or (ii) it vetoes such Person (without need to provide any reason), in which case it shall propose another Person, chosen from the Expert Pool, to act as Expert;

4.1.2.3 If the other Party exercised its right of veto pursuant to Section 4.1.2.2 item (ii) above, the requesting Party shall within [*] of receiving the response pursuant to Section 4.1.2.2 above, notify the other Party whether (i) it agrees with the Person proposed by the other Party, in which case such Person shall be appointed as Expert or (ii) it refuses such Person, in which case the requesting Party shall nominate a different Person from the Expert Pool who shall be appointed as Expert.

For the avoidance of doubt, to the extent that both Parties expressly agree, the Parties may agree on a Person outside the Expert Pool who has a sound technical expertise and is knowledgeable in the field of the applicable Specified Equipment and solar thermal technology, to act as Expert.

4.1.3 The Expert shall have [*] from the date of his or her appointment to complete the evaluation of the applicable portion of the Supply Offer. [*]

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4.1.4 If the price specified in the Supply Offer for the applicable Specified Equipment is less than or equal to [*]% of the Market Price, then the Supply Offer shall be deemed competitive. If the price specified in the Supply Offer for the applicable Specified Equipment is more than [*]% of the Market Price, then the Parties shall enter into additional discussions for a period of [*]to attempt to improve the price to make it acceptable to BSE. If Alstom adjusts its price to [*], then such price shall be deemed acceptable to BSE. If the Parties are unable to agree on a new price and terms after such [*]period, then BSE shall be entitled to solicit third party offers for the applicable Specified Equipment as provided in Section 4.1.6.

4.1.5 The costs of the Expert’s services shall be paid (i) by Alstom if the price specified in the Supply Offer for the applicable Specified Equipment is more than [*]% of the Market Price and (ii) by BSE if said price is less than or equal to [*]% of the Market Price. If an advance needs to be paid to the Expert, each Party shall pay 50%, and upon determination of the Market Price by the Expert the Party that has to bear the costs pursuant to the foregoing sentence shall reimburse the other Party for the other Party’s portion of any advance paid.

4.1.6 If the Expert determines that the Supply Offer is not competitive as provided in Section 4.1.4 and the Parties are unable to agree on a new price and terms during the [*] period referenced in Section 4.1.4, BSE may solicit third-party offers for supplying the applicable Specified Equipment to the Preferred Supply Project to which the Supply Offer related. In soliciting third party offers, BSE shall follow an open and transparent bidding process using pre-defined evaluation criteria and shall continue to include Alstom as a bidder in that process, without prejudice. Once the bids have been received, BSE shall review the bids and select the most competitive bid based on price and other terms corresponding to the Key Terms. BSE may not award the tender to a third party if the price and terms offered by such third party are not more favourable to BSE than those for the applicable Specified Equipment in the Supply Offer. Should the tender be awarded to a third party, BSE shall provide Alstom for information purposes only with feedback consistent with the evaluation criteria, but subject to usual confidentiality restrictions in the respective bids. Such feedback information provided to Alstom shall include as a minimum the difference between the Supply Offer for the applicable Specified Equipment (or, as the case may be, the revised bid submitted by Alstom or relevant Alstom Affiliate in the bidding process) and the other bids received, on a no-name basis, in terms of delivery lead time, performance guarantees, price and warranties, using, for STEGS the standard bid ranking matrix, a form of which is attached hereto as Exhibit E, and for any other Specified Equipment any such similar bid ranking matrix.

4.2 Existing Reference Price. If and to the extent that the Parties have defined a Reference Price for the applicable Specified Equipment, the procedure described in this Section 4.2 shall apply in lieu of the procedure described in Section 4.1.

4.2.1 BSE’s Price Review Notice shall specify the following, and shall provide reasons and supporting data for BSE’s opinion as follows:

4.2.1.1 If BSE challenges a price increase in comparison to the applicable Reference Price, the Price Review Notice shall request Alstom to provide reasons that such increase is in keeping with price increases in the relevant market;

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4.2.1.2 If BSE is of the opinion that the price specified in a Supply Offer for the applicable Specified Equipment should be lower by reason of the existence of reducing factors, BSE shall provide in the Price Review Notice reasons that such decrease is in keeping with price decreases in the relevant market.

4.2.2 Within [*] of receiving a Price Review Notice in accordance with Section 4.2.1, Alstom shall provide a written response to the Price Review Notice (the “Price Review Response”), whereby Alstom either:

4.2.2.1 provides BSE with a revised price; or

4.2.2.2 provides BSE with the reasons for the price initially quoted in the Supply Offer, i.e.:

(a) to the extent the Price Review Notice questions a price increase, Alstom shall provide BSE with the reasons for such increase;

(b) if a price decrease is requested in the Price Review Notice based on reducing factors, Alstom shall provide reasons why in its opinion such factors do not justify a price decrease.

4.2.2.3 The Price Review Response may combine a revised price as per Section 4.2.2.1 and reasons as per Section 4.2.2.2.

4.2.3 Within [*] of receiving the Price Review Response, BSE shall notify Alstom whether it accepts the revised price and/or explanations (as applicable) provided in the Price Review Response.

4.2.4 If the Parties cannot agree on the price within [*] of BSE’s receipt of the Price Review Response, then either Party shall be entitled to request the appointment of an Expert in accordance with the procedure set forth in Section 4.1.2.

4.2.5 The Expert shall, within [*] from the date of his or her appointment, evaluate the changes that have occurred in the market since the establishment of the applicable Reference Price (including commodity and other price indices, overall equipment supply and demand, exchange rates, etc., in each case as relevant to the applicable Specified Equipment); in doing so the Expert shall consider the Parties’ respective reasons provided pursuant to Section 4.2.1 and Section 4.2.2, if any. [*]

4.2.6 If the price specified in the Supply Offer for the applicable Specified Equipment (as such price may have been revised pursuant to Section 4.2.2) is less than or equal to [*] of the Reference Price adjusted according to the Market Change Percentage (the “Adapted Reference Price”), then the applicable portion of the Supply Offer shall be deemed competitive.

[*]

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[*]

If the price specified in the Supply Offer for the applicable Specified Equipment (as such price may have been revised pursuant to Section 4.2.2) is more than [*] of the Adapted Reference Price, then the Parties shall enter into additional discussions for a period of [*] to attempt to improve the price to make it acceptable to BSE. If Alstom adjusts its price for the applicable Specified Equipment to [*], then such price shall be deemed acceptable to BSE. If the Parties are unable to agree on a new price and terms after such [*] period, then BSE shall be entitled to solicit third party offers for the applicable Specified Equipment as provided in Section 4.1.6.

4.2.7 The costs of the Expert’s services shall be paid (i) by Alstom if the price specified in the Supply Offer for the applicable Specified Equipment is more than [*] of the Adapted Reference Price and (ii) by BSE if said price is less than or equal to [*] of the Adapted Reference Price. If an advance needs to be paid to the Expert, each Party shall pay 50%, and upon determination of the Adapted Reference Price by the Expert the Party that has to bear the costs pursuant to the foregoing sentence shall reimburse the other Party for the other Party’s portion of any advance paid.

ARTICLE 5

ADDITIONAL ALSTOM RIGHTS AND OBLIGATIONS

5.1 Cooperation in Development of Reference Plants. BSE is specifying reference STTEPP plants at nominal power outputs of [*] (the “Reference Plants”) including input from Alstom as set out in this Section 5.1. Alstom will use commercially reasonable efforts to customize STEGs, SRSGs and where appropriate Other Specified Equipment in support of the overall optimization by BSE of the Reference Plants. Alstom agrees to provide BSE with necessary technical information on the Specified Equipment that may be required to develop the Reference Plants, including emission sources, noise sources, electrical interconnection data, layout, visual renderings, installation and commissioning. The Parties agree that if it appears at any time that the Parties’ cooperation as contemplated in this Section 5.1 may lead to joint development of new Technology, they shall promptly consult and discuss in good faith the principles to govern such joint development (including ownership of related intellectual property rights).

5.2 Information in Support of Permitting Process and Front-End Engineering. Alstom will use commercially reasonable efforts to provide technical information that is in its possession and is required in support of the permitting process for the Projects that are expected to become Preferred Supply Projects, taking into account the permitting schedule for the applicable Project, unless and until it is or becomes clear that Alstom will not be supplying the STEG or SRSG for any such Project. Such technical information may typically include documents, drawings, heat balances, process flow diagrams, start-up and operation procedures,

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performance optimization, P&I diagrams, equipment lists and specifications, single-line diagrams, lists of piping and accessories, control architecture, layout, erection and commissioning plans and schedules.

5.3 BSE Preferential Status. Alstom shall designate BSE as a preferred partner where [*].

5.4 Alstom Right to Bid on [*] Projects. Alstom shall have the right to bid on EPC Services for BSE Projects in [*]. For the next [*] Projects [*], the following terms shall apply:

5.4.1 Alstom’s proposal shall be in the form of a joint bid or other collaboration with a [*] Local Contractor.

5.4.2 [*]

5.4.3 BSE shall select the EPC Contractor based on a competitive evaluation of all bids submitted, which evaluation shall be based on purely objective criteria, including schedule, price, performance guaranties, and warranty (consistent with Section 5.4.2) and may include, if applicable, consideration of the cost of any front-end engineering work already performed by Alstom or another bidder. [*]

ARTICLE 6

ASSIGNMENT

6.1 In General. Without the written consent of the other Party, neither Party may sell, assign, delegate or otherwise transfer all or any part of its rights, interests or obligations under this Agreement, except that each Party may delegate to an Affiliate, without the consent of the other Party, the performance of duties and obligations under this Agreement, provided that the delegating Party shall remain responsible for the performance of all such duties and obligations. Neither transfers by operation of law nor changes in control of a Party shall be deemed an assignment under this Section 6.1.

Subject to the provisions hereof, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

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6.2 Non-Permitted Assignments. No assignment by any Party of this Agreement for any purpose whatsoever shall be valid until all obligations of the assignor hereunder shall have been assumed by the assignee by written agreement delivered to the other Party. Any assignment which does not comply with the provisions of this ARTICLE 6, including the provisions of Section 6.1, shall be null and void.

ARTICLE 7

TERM OF AGREEMENT

7.1 Term. Subject to the provisions of this Agreement relating to the survival of certain Sections hereof, the term of this Agreement shall commence as of the effective date of the Original PSA and shall continue until BSE has reached the Exclusive Project Limit, subject to completing any pending Supply Offers and the reinstatement of this Agreement’s obligations as provided in Section 2.2. The Agreement shall be subject to renewal or extension thereafter upon the mutual written agreement of the Parties.

7.2 Early Termination. The Parties may terminate the Agreement prior to the expiry of its term as follows:

7.2.1 Termination by Either Party. Either Party may terminate this Agreement by written notice sent to the other Party, if:

7.2.1.1 Alstom acquires a majority interest in, or a majority of Alstom is acquired by, a solar tower technology provider other than BSE and its Affiliates.

7.2.1.2 BSE undergoes a Change of Control Transaction where an Alstom Competitor is the surviving controlling party of BSE. An “Alstom Competitor” shall be a global supplier of power plants and power island equipment and shall include [*]. Consummation of a Change of Control Transaction by BSE with an EPC Contractor in the power industry which is not an Alstom Competitor shall not give rise to a right of either Party to terminate this Agreement.

7.2.1.3 The other Party files for insolvency or bankruptcy.

7.2.1.4 The other Party is in material breach of this Agreement, and, to the extent that such breach is curable, such breach has not been cured within thirty (30) days of notice of such breach by the non-breaching Party stating its intent to terminate in the event that said breach is not cured within said time period, or if cure is not realistically possible within thirty days, reasonable and documented action to cure such material breach has not been diligently initiated and pursued following the service of such notice.

7.2.2 Termination by BSE. In addition to the circumstances set forth in Section 7.2.1, BSE may terminate this Agreement prior to the expiry of its term, by written notice sent to Alstom, if:

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7.2.2.1 After occurrence of the Commercial Implementation of the BSE Technology, Alstom acquires a majority interest in, or a majority of Alstom is acquired by, a non-tower solar thermal technology provider. “Commercial Implementation of the BSE Technology” shall have occurred when the Ivanpah I plant has operated successfully for [*] from the Initial Energy Delivery Date for Ivanpah I (as defined in the Power Purchase Agreement for Ivanpah I) (the “IEDD”). The Ivanpah I plant shall be deemed to have operated successfully if the plant has achieved [*] percent of the energy output projected for such [*] period in the pro forma financial model attached as Exhibit C (the “Energy Output Model”), adjusted to reflect actual operating results that are beyond BSE’s control (such as weather, force majeure, operations and maintenance, and power block performance). The Parties acknowledge that a final pro forma financial model reflecting the most updated information and assumptions will be agreed by the Ivanpah I equity investors for purposes of the project’s financial closing (the “Financial Closing Model”), and agree to discuss in good faith updating the Energy Output Model to reflect the Financial Closing Model.

7.2.2.2 Alstom divests itself of its business of providing equipment to projects similar to the Projects.

7.2.2.3 Alstom sells or otherwise disposes of all or substantially all of its shares in BSE.

7.2.3 Termination by Alstom. In addition to the circumstances set forth in Section 7.2.1, Alstom may terminate this Agreement prior to the expiry of its term, by written notice sent to BSE, if:

7.2.3.1 BSII is no longer an Affiliate of BSE, unless the new owner or controlling party of BSII assumes all of BSE’s obligations under this Agreement.

7.2.3.2 BSE acquires a majority interest in an Alstom Competitor.

7.2.3.3 (a) the Commercial Operation Date (as defined in the Power Purchase Agreement for Ivanpah I) (“COD”) of Ivanpah I does not occur on or before May 31, 2014, (b) the actual total project costs at COD exceed [*] of the total budgeted project costs as reflected in the pro forma financial model attached as Exhibit D (the “Project Costs Model”), or (c) the Ivanpah I plant fails to achieve Commercial Implementation of the BSE Technology; provided, however, that Alstom may only elect to exercise its termination rights under this Section 7.2.3.3 if it gives BSE written notice of such election within sixty days after (i) May 31, 2014, in the case of clause (a) above, (ii) after COD in the case of clause (b) above or (iii) the first anniversary after the IEDD, in the case of clause (c) above. For purposes of clause (b) above, the Parties acknowledge that the Ivanpah I equity investors will prepare the Financial Closing Model and agree to discuss in good faith updating the Project Costs Model to reflect the Financial Closing Model.

7.3 Effect of Termination on Pending Projects. Upon expiry or termination of this Agreement for any reason, neither Party shall have any obligations toward the other Party with respect to any Projects, except as specified in any Equipment Supply Agreement then in force, each of which shall be interpreted on a stand-alone basis without reference to this Agreement.

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ARTICLE 8

INDEMNIFICATION AND LIABILITY

8.1 Indemnification. To the fullest extent permitted by law, each Party shall indemnify, defend and hold harmless the other Party, its Affiliates, and its or their officers, directors, employees, agents and representatives against and from any losses, damages, costs, expense, fines, charges and liabilities suffered or incurred by any such Person to the extent arising out of, or resulting from third party claims against such Person arising from the first Party’s negligence or breach of this Agreement. If any legal proceedings are instituted or any claim or demand is asserted by any third party in respect of which indemnification may be sought under this Section 8.1, the indemnified Party shall, within twenty (20) days of actual receipt thereof by a responsible officer, cause written notice of such legal proceedings or the assertion of such claim or demand to be forwarded to the indemnifying Party, specifying the nature of such legal proceedings, claim or demand and the estimated amount thereof to the extent feasible. The indemnifying Party shall have the right, at its option and its own expense, to be represented by counsel of its choice and to participate in, or take control of, the defense, negotiations and/or settlement of any proceeding, claim or demand that relates to any amounts indemnifiable or potentially indemnifiable under this Section 8.1. The indemnifying Party and the indemnified party shall cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. Any liability of a Party arising under this Section 8.1 shall be limited to [*].

8.2 Limitation of Liability. Neither Party will be liable to the other, whether in contract, tort, strict liability or otherwise, for loss of use, loss of goodwill or reputation, loss of savings or profit, loss of revenue, loss of contract, or for any indirect, incidental, or consequential loss or damage suffered by the other Party, except in the event of a Party’s Gross Negligence, intentional fraud or willful violation of law. “Gross Negligence” means an act or omission, which is contrary to the most elementary rules of diligence, which an experienced and conscientious Person could have been expected to follow in similar circumstances, such as to constitute a reckless disregard for the harmful, foreseeable and avoidable consequences of such act or omission.

For the avoidance of doubt, Alstom’s and its Affiliates’ liability in relation to the supply of Specified Equipment for particular Preferred Supply Projects shall be limited as set forth in the applicable Equipment Supply Agreements.

8.3 Intent of the Parties. The Parties intend that the releases from liability, disclaimers of liability and limitations on liability set forth in this ARTICLE 8 shall apply whether in contract, tort or otherwise, even in the event of the fault, negligence, strict liability, or breach of contract of the Party released or whose liability is disclaimed or limited, shall extend to such Party’s Affiliates and to its and their officers, directors, employees and representatives, and shall continue in full force and effect notwithstanding the expiration or other termination of the Agreement. The Parties also intend and agree that the indemnification provisions set forth in

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Section 8.1 shall survive the expiration or other termination of this Agreement with respect to events, occurrences and claims arising on or before such expiration or other termination.

ARTICLE 9

DISPUTE RESOLUTION

9.1 Consultation. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the Parties. Such consultation shall begin immediately after a Party has delivered written notice to the other Party requesting such consultation.

9.2 Binding Arbitration. If the Dispute is not resolved within fifteen (15) days following the date on which such notice is given, the Dispute shall be submitted to confidential, binding arbitration at the request of either Party with notice to the other Party. The arbitration shall be conducted in New York, New York and shall be administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA in force at the time of the commencement of the arbitration (the “Rules”). Three (3) arbitrators shall be appointed as follows: the Party requesting arbitration shall appoint one arbitrator and disclose the name of such arbitrator in its demand (as defined in the Rules), and the other Party shall appoint one arbitrator and disclose the name of such arbitrator in its answering statement (as defined in the Rules). The two arbitrators shall then have ten (10) business days to agree on and select a third arbitrator, who shall act as the chairman. If the two arbitrators appointed by the Parties cannot agree on the third arbitrator, the third arbitrator shall be selected in accordance with the Rules. The arbitration proceedings shall be conducted in English. Each Party (a) hereby irrevocably agrees that all complaints shall be heard and determined exclusively by the AAA, and (b) agrees not to commence any action, suit or proceeding relating to this Agreement by any means whatsoever other than initiating arbitration in the AAA (subject only to Section 9.3). The award rendered by the arbitrators shall be final and binding and may be entered and enforced as a final judgment in accordance with New York law in any court of competent jurisdiction.

9.3 Injunctive Relief. Notwithstanding the foregoing, nothing in this ARTICLE 9 shall prevent a Party from seeking preliminary injunctive relief from a court and each Party irrevocably agrees to submit to the jurisdiction and venue of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any such suit, action or other proceeding.

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ARTICLE 10

CONFIDENTIALITY; PUBLICITY; INTELLECTUAL PROPERTY

10.1 Confidential Information. All Confidential Information received from a Party or its Affiliates shall be held in strict confidence by the other Party and shall not be disclosed to any third party, except as may be reasonably required for the performance and fulfillment of this Agreement. Confidential Information shall be used by the receiving Party and its Affiliates only with regard to this Agreement or the A&R PPA (as the case may be) and shall not be used for any other purpose. Notwithstanding the foregoing, such obligations of confidentiality shall not apply to any Confidential Information that is required to be disclosed by law or an order of any court or governmental body, provided that the receiving Party gives the disclosing Party prompt written notice of such requirement prior to such disclosure, gives assistance in obtaining an order protecting the information from public disclosure and takes all other reasonable steps required to minimize the extent of the Confidential Information disclosed and to make such disclosure in confidence. Upon expiration or other termination of this Agreement, all Confidential Information shall be returned to the Party from whom received, or shall be destroyed with an appropriate assurance that any and all copies thereof have been destroyed, or shall be retained by the receiving Party subject to the confidentiality, non-disclosure and use restrictions of this Section 10.1.

10.2 Publicity. Except as required by law or securities disclosure requirements, neither Party shall issue any public statement or news releases concerning this Agreement or the transactions that are the subject hereof unless it first obtains the written consent of the other Party to the form and content of such statement, which consent shall not be unreasonably withheld, and each Party shall respond as soon as possible to the other Party’s request for consent to a proposed public statement. Full consideration and representation as to the respective roles and contributions of each of the Parties shall be given in any such public statement or news release.

10.3 Intellectual Property

10.3.1 IP and Technology, including intellectual property rights in all documents, drawings, designs, Technology and other information whether in written, graphic, electronic or magnetic media provided by one Party or any its Affiliates, agents or consultants to the other Party or any its Affiliates, agents or consultants under or in connection with this Agreement shall remain at all time the property of the Party providing such information and material (collectively, “Alstom Provided IP” where provided by Alstom and “BSE Provided IP” where provided by BSE). BSE grants Alstom and its Affiliates an irrevocable, non-exclusive, non-transferable, royalty free right to use such BSE Provided IP provided by BSE, and Alstom grants BSE and its Affiliates an irrevocable, non-exclusive, non-transferable, royalty free right to use such Alstom Provided IP, in each case for the sole purpose of performing its obligations under this Agreement or relevant Equipment Supply Agreement.

10.3.2 No rights or licenses to any IP or Technology are granted by one Party or its Affiliates to the other Party under this Agreement except as is expressly provided in this

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Agreement or otherwise expressly agreed in writing between the Parties or their Affiliates. The Parties’ rights and obligations with respect to any Alstom IP and BSE IP or other IP or Technology related to a Project for which an Equipment Supply Agreement has been entered into shall be governed by, and such Equipment Supply Agreement shall supersede, the provisions of this Section 10.3.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

11.1.1 Standing. Such Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified to do business in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospect or business.

11.1.2 Authority, Binding Agreement. Such Party has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by it and constitutes the legal, valid and binding obligation of such Party enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

11.1.3 No Governmental Consents. No authorization, consent or approval of, notice to or filing with, any governmental authority is required for the execution, delivery and performance by such Party of this Agreement.

11.1.4 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the articles, bylaws or other organizational documents of such Party, or any applicable law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which such Party is a party or by which it is bound or to which it or its property is subject, or constitute a default under any such agreement or instrument.

11.1.5 No Violation of Law; Litigation. Such Party is not in violation of any applicable law promulgated or judgment entered by any federal, state, or local governmental authority which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any governmental or regulatory authority or agency, now pending or (to

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the best knowledge of such Party) threatened against it which, if adversely determined, could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects or business, as a whole, or its ability to perform under this Agreement.

ARTICLE 12

NOTICES

12.1 Writing. Any notice required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be delivered by hand or sent by private courier or registered mail, to the other Party at the address set forth below:

If delivered to BSE:

BrightSource Energy, Inc.

1999 Harrison Street

Oakland, California 94612

Attn: General Counsel

Attn: Senior VP of Global Development

If delivered to Alstom:

ALSTOM Power Inc.

200 Great Pond Drive

Windsor, Connecticut 06095

Attn: [*]

cc: ALSTOM (Switzerland) Ltd

      Brown Boveri Strasse 7

      CH-5401 Baden

      Switzerland

      Attn: General Counsel Power

Each Party shall have the right to change the place to which notice shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party.

12.2 Timing of Receipt. Without limiting any other means by which a Party may be able to prove that a notice has been received by the other Party, a notice shall be deemed to be duly received: (a) if delivered by hand or overnight courier, the date when left at the address of the recipient; or (b) if sent by registered mail, the date of the return receipt. In any case hereunder in which a Party is required or permitted to respond to a notice from the other Party within a specified period, such period shall run from the date on which the notice was deemed

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received as above provided, and the response shall be considered to be timely given if given as above provided by the last day of such period.

ARTICLE 13

MISCELLANEOUS

13.1 Relationship of the Parties. It is agreed and understood by the Parties that this Agreement shall not constitute or create, and nothing in this Agreement shall be construed as to constitute or create, an association, trust, a joint venture, partnership or legal entity of any kind or any other similar arrangement between the Parties, or impose any fiduciary, trust, partnership, agency or similar duty on either Party. Except where otherwise expressly approved by the other Party, each Party shall act hereunder only on an individual and several basis and shall not be authorized to act as agent or representative of the other Party nor have the power or authority to bind the other Party for any purpose. No Party shall so bind the other Party, or represent to anyone that it has the authority to bind such other Party, or make any other representation about or on behalf of such other Party.

13.2 Other Activities. Nothing in this Agreement shall be deemed to preclude either Party or its Affiliates from engaging in any other activity or possessing interests in other ventures, including activities and ventures that may be in competition with the other Party and its Affiliates, and the other Party shall have no rights in or entitlement to any benefits from any such other activity or venture engaged in by the other Party or its Affiliates expect as set forth in this Agreement, the Series D Investment, the Series E Investment or the A&R PPA.

13.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties as of the Effective Date with respect to the subject matter hereof and supersedes any and all prior negotiations, agreements, understandings and representations relating thereto, including the applicable portions of that certain Term Sheet, and that certain Letter of Intent for the Expanded Phase Agreements, each dated as of May 19, 2010 and each by and between BSE and Alstom. This Agreement may not be amended, modified or changed except as mutually agreed in a writing executed by both Parties and specifying that such writing is intended to be an amendment to this Agreement.

13.4 Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

13.5 Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

13.6 Severability. The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of the Agreement so long as the material purposes of this Agreement can be determined

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and effectuated. The Parties agree to cooperate in good faith to replace any such invalid phrases, sentences, clauses, Sections or Articles by a lawful provision having proximate economic effect.

13.7 No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each of such provisions.

13.8 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York, exclusive of conflicts of laws provisions.

13.9 Counterparts. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by all Parties.

13.10 Survival. The provisions of ARTICLE 1, 8, 9, 10, 11, and 13, and Exhibit I, of this Agreement shall survive the expiration or earlier termination of this Agreement for the terms specified therein, if any, and otherwise indefinitely.

13.11 Non-Use of Trademarks. Except as set forth explicitly in this Agreement, neither Party shall have the right to use the trademarks, trade names, domain names or logos of the other Party, nor any adaptation thereof, nor the names of any employees or consultants of the other Party, without the prior written consent of such Party in each instance, which consent may be withheld by such Party in its sole discretion.

13.12 Expenses. Each Party shall bear its own costs and expenses relating to the performance of its activities under this Agreement.

13.13 Third Parties. Except as otherwise expressly provided in this Agreement with respect to indemnified persons, nothing in this Agreement shall be construed to create any duty to, standard of care with respect to, or any liability to any Person who is not a party to this Agreement.

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AGREEMENT EXECUTION

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives as follows:

ALSTOM Power Inc.:

By:	/s/ Timothy F. Currant
Name:	Timothy F. Currant
Title:	President

BrightSource Energy, Inc.:

By:	/s/ John Woolard
Name:	John Woolard
Title:	CEO

BrightSource Industries (Israel), Ltd. acknowledges that it has reviewed this Agreement and shall cooperate (through BSE or otherwise) with BSE in all respects in order to allow BSE to comply with its obligations under this Agreement.

BrightSource Industries (Israel), Ltd.:

By:	/s/ Israel Kroizer
Name:	Israel Kroizer
Title:	President

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EXHIBIT A

SCOPE OF SUPPLY

STEG

Turbine and Turbine Valves

1 HP-Turbine, completely assembled

(subject to transportation restrictions)

1 Combined IP-/LP-Turbine, completely assembled

(subject to transportation restrictions)

1 Main steam valve block, completely assembled

[*]

2 Reheat steam valve blocks, completely assembled

[*]

Turbine Systems

Lube and control oil system (central jacking oil)

[*]

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EXHIBIT A

SCOPE OF SUPPLY

[*]

General

Gland steam system

[*]

Piping for auxiliaries including hangers

[*]

Turbine accessories

[*]

Other auxiliary systems

[*]

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EXHIBIT A

SCOPE OF SUPPLY

[*]

Turbine Bearings

1 Axial Bearing Pedestal

[*]

2 Radial Bearing Pedestal

[*]

Generator and Generator Systems

60WY23Z-109 – air cooled, completely assembled

(subject to transportation restrictions)

Stator

[*]

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EXHIBIT A

SCOPE OF SUPPLY

Rotor

[*]

Miscellaneous generator parts

[*]

Static excitation system

[*]

Electrical Equipment

[*]

Auxiliaries

[*]

General

[*]

Instrumentation and Control

Instrumentation

[*]

Control: Basic

[*]

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EXHIBIT A

SCOPE OF SUPPLY

[*]

Extended

[*]

Human machine interface

[*]

DCS Interface

[*]

Field equipment

[*]

Limits of Supply

All flanges with ANSI connections or appropriate counter flanges

Steam

[*]

Cooling water

[*]

Gland steam system

[*]

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EXHIBIT A

SCOPE OF SUPPLY

[*]

Lube oil system

[*]

Drain system

[*]

Instrumentation air

[*]

I&C equipment

[*]

Electrical equipment

[*]

Generator

[*]

Excitation

[*]

Civil

[*]

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EXHIBIT A

SCOPE OF SUPPLY

Spares

[*]

Scope of Services

[*]

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EXHIBIT A

SCOPE OF SUPPLY

SRSG

The following is a general description of the scope of supply relating to the SRSG, as currently envisaged. [*]

1.	Evaporator System

[*]

2.	Superheater System

[*]

3.	Insulation and lagging

[*]

4.	Protection shields

[*]

5.	Coating panels [*]

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EXHIBIT A

SCOPE OF SUPPLY

6.	Instrumentation per Seller’s P&ID drawing

[*]

7.	Control

[*]

8.	Engineering and Design Services as agreed

[*]

9.	Field Support Services

[*]

10.	Spare parts [*]

Included in SRSG vendor Scope of Supply at buyer’s option

[*]

Excluded from SRSG vendor Scope of Supply

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

Water pre-heaters

The following is a general description of the scope of supply relating to the pre-heaters and would be modified according to the specific project requirements.

[*]

1.	Main Scope

[*]

2.	Instrumentation per Seller’s P&ID drawing

[*]

3.	Control

[*]

4.	Insulation and lagging

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EXHIBIT A

SCOPE OF SUPPLY

5.	Engineering and Design Services as agreed

[*]

6.	Field Support Services

[*]

Excluded from pre-heaters vendor Scope of Supply

[*]

*	Confidential Treatment Requested

Confidential Document	December 27, 2010

EXHIBIT A

SCOPE OF SUPPLY

Auxiliary Boiler

The following is a general description of the scope of supply relating to the auxiliary boiler and would be modified according to the specific project requirements.

[*]

1.	Main scope

[*]

2.	Insulation and lagging

[*]

3.	Instrumentation per Seller’s P&ID drawing

[*]

4.	Control

[*]

5.	Engineering and Design Services as agreed

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

[*]

6.	Auxiliary boiler Structural Steel (if applicable)

7.	Field Support Services

[*]

Excluded from auxiliary boiler vendor Scope of Supply

[*]

*	Confidential Treatment Requested

Confidential Document	December 27, 2010

EXHIBIT A

SCOPE OF SUPPLY

Water Cooled Condenser

The following is a general description of the scope of supply relating to the condenser and would be modified according to the specific project requirements.

[*]

1.	Main Scope

[*]

2.	Instrumentation per Seller’s P&ID drawing

[*]

3.	Control

[*]

4.	Insulation and lagging

5.	Engineering and Design Services as agreed

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

[*]

6.	Field Support Services

[*]

Excluded from condenser vendor Scope of Supply

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

Auxiliary Gas Turbine, Electrical and Control Equipment, HRSG

[*]

Gas Turbine and Auxiliaries

Gas Turbine Thermal Block

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

Gas Turbine Fuel Supply

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

Gas Turbine Auxiliaries

[*]

*	Confidential Treatment Requested – Three Pages Omitted

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[*]

Electrical Equipment

Generator

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

Generator indoor enclosure with internal lighting and ventilation system

Generator Protection Cubicle

Generator Isolated Phase Bus Ducts

[*]

Generator Terminal and Neutral Point Cubicle

[*]

Generator Breaker

[*]

Static Excitation System

[*]

Static Starting System

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

[*]

Synchronisation, Measuring and Metering Equipment

[*]

Dry Type Low Voltage Auxiliary Transformers

[*]

GT Low Voltage Switchgear and Motor Control Center

[*]

GT DC / UPS Distribution Boards

[*]

GT Battery Chargers, Inverters and Converters

[*]

Batteries

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

Grounding / Earthing

Lightning Protection

Standby Power Supply

[*]

Control Equipment

[*]

*	Confidential Treatment Requested

Confidential Document	December 27, 2010

EXHIBIT A

SCOPE OF SUPPLY

HRSG

The following is a general description of the scope of supply relating to the HRSG and would be modified according to the specific project requirements.

[*]

Main components

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

[*]

Structure, duct, casing & stack

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

Unsulation, cladding & painting.

[*]

Dosing & sampling

[*]

Supplementary firing system (as required)

[*]

I&C and electrical systems

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

[*]

Deaerator/feedwater tank

Emissions control system

Services

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

DCS

The following is a general description of the scope of supply relating to the DCS and would be modified according to the specific project requirements.

General

All items within the physical boundary of the DCS vendor scope of supply. The listed items below give an overall view on the scope. The lists do not intend to detail all supplied items/documents.

Hardware

ALSPA DCS Controllers

[*]

ALSPA HMI Hardware

[*]

ALSPA engineering station

[*]

Networks and communication interfaces

[*]

*	Confidential Treatment Requested

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EXHIBIT A

SCOPE OF SUPPLY

Digital master clock

[*]

ALSPA HMI Software functions

[*]

Engineering and documentation

Engineering services

[*]

Documentation

[*]

Training given at Alstom or customer premises, along with on-site training given by commissioning engineers.

*	Confidential Treatment Requested

Confidential Document	December 27, 2010

EXHIBIT B

KEY TERMS

The Parties to the Amended and Restated Preferred Equipment Supply Agreement agree that the Key Terms attached hereafter shall form the basis of any contract (“Contract”) between either BSE (or an Affiliate of BSE) or a third party EPC contractor as the buyer (“Buyer”) and the respective Alstom Affiliate (“Seller”) for the delivery of some or all of the Specified Equipment (as defined in the Amended and Restated Preferred Equipment Supply Agreement). If one Contract includes, with respect to any particular Specified Equipment, the supply of more than one unit, each such unit shall be referred to as a “Unit”.

The contract price (“Contract Price”) may be affected if and to the extent that the terms of the Contract deviate from the Key Terms.

Said Parties agree further that in the event that the Seller is to supply to the Buyer power island equipment, these Key Terms shall likewise apply, subject to possible needed adjustments.

Confidential Document	December 27, 2010

EXHIBIT B

KEY TERMS

The chart below sets out the Key Terms for STEGs, and the applicable deviations applying with respect to the SRSG and Other Specified Equipment. Except for and to the extent of the deviations set out below, the same terms and conditions as those set out for the STEG below apply with respect to the SRSG and Other Specified Equipment.

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG
1. Delivery [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

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EXHIBIT B

KEY TERMS

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG

2. Currency; Terms of Payment [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

3. Performance Security [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested

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EXHIBIT B

KEY TERMS

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG

[*] 4. Time for Delivery; PAC Delay LDs [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested

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EXHIBIT B

KEY TERMS

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG

[*] 5. Performance Guarantees / Performance LDs [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested

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EXHIBIT B

KEY TERMS

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG

[*]	[*]			[*]		[*]	[*]

*	Confidential Treatment Requested

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EXHIBIT B

KEY TERMS

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG

6. Warranty [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested

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EXHIBIT B

KEY TERMS

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG

[*] 7. Indemnities [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested

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EXHIBIT B

KEY TERMS

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG

8. Cancellation Costs [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

9. Insurance [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

10. Taxes and Duties [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested

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EXHIBIT B

KEY TERMS

STEG Key Terms	SRSG	Heaters	Condenser	Auxiliary Boiler	DCS	GTG	HRSG

[*] 11. Limits of Liability [**]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested
**	Confidential Treatment Requested – Two Pages Omitted

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EXHIBIT C

ENERGY OUTPUT MODEL

Net Delivered Output (in MWh)

First quarter after Initial Energy Delivery Date	[*]
Second quarter after Initial Energy Delivery Date	[*]
Third quarter after Initial Energy Delivery Date	[*]
Fourth quarter after Initial Energy Delivery Date	[*]

Total - first year of commercial operations	[*]

Source: Ivanpah 1 financial model as of July 7, 2010.

*	Confidential Treatment Requested

C-1

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EXHIBIT D

PROJECT COSTS MODEL

Total Capital Costs (in $000s)*

Plant supply and erection	[*]
Sales taxes	[*]
Owner costs during construction	[*]
Owner’s contingency	[*]

Total	[*]

*	Total capital costs excludes development costs, financing fees and closing costs, reserves, and interest during construction.

Source: Ivanpah 1 financial model as of July 7, 2010.

*	Confidential Treatment Requested

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EXHIBIT E

FORM OF BID EVALUATION MATRIX

Example of bid evaluation criteria for STEG supply.
[*]

*	Confidential Treatment Requested – Three Pages Omitted

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EXHIBIT F

FORM OF ALSTOM POWER INC. GUARANTEE

THIS GUARANTEE is made on the _________________

BY

ALSTOM Power Inc., a Delaware corporation with registered office at 200 Great Pond Drive, 06095 Windsor, Connecticut, United States of America, the “Guarantor”

IN FAVOUR OF

[ — ] [BSE or other Buyer under the relevant Equipment Supply Agreement], the “Beneficiary”

WHEREAS:

(A)	By that certain Equipment Supply Agreement, dated [ — ] (the “Contract”), between the Beneficiary and [ — ] [Name and registered office of Alstom entity acting as Seller under the relevant Equipment Supply Agreement] (the “Seller”), the Seller has agreed to deliver [describe quantity and pieces of Equipment to be delivered] (the “Equipment”) upon the terms and conditions set forth in the Contract;

(B)	At the request of the Beneficiary and pursuant to Section 3.1 of that certain Amended and Restated Preferred Equipment Supply Agreement, dated [ — ], the Guarantor has agreed to guarantee due performance of the Contract by the Seller as set out herein.

IN CONSIDERATION OF THE ABOVE PREMISES, IT IS HEREBY AGREED AS FOLLOWS:

Capitalized words and expressions used herein shall, unless otherwise defined, have the same meanings as are ascribed thereto in the Contract.

In consideration of the Beneficiary entering into the Contract with the Seller, the Guarantor hereby irrevocably guarantees to the Beneficiary due performance by the Seller of all of its obligations and liabilities under and in accordance with the Contract, as set out herein below (the “Guaranteed Obligations”):

(1)

If at any time the Seller fails or has failed to perform any of its obligations under the Contract, the Guarantor shall perform (or procure the performance of) the Seller’s obligations under the Contract and shall pay any sums that may be payable under the

Confidential Document	December 27, 2010

Contract as a result of the non-performance by the Seller of any of its obligations thereunder, after receipt of a written demand from the Beneficiary (the “Demand”) provided that (i) the Demand is accompanied by a written statement issued by the Beneficiary that Seller has failed to fulfill its obligations under the Contract enclosing all relevant details of the alleged failure and that (ii) a corresponding Demand has first been made to the Seller pursuant to the Contract. A Demand, or payment or performance of less than all of the Guaranteed Obligations in response thereto, shall in no event limit the Beneficiary’s right to assert additional Demands or the Guarantor’s obligation to pay or perform such additional Demands, subject always to the limitations set out in this Guarantee including without limitation the Cap. Except if and to the extent that the sums claimed in the Demand are disputed by the Guarantor, payment under this Guarantee will be made by the Guarantor by federal wire transfer or in accordance with any such other reasonable wire instructions notified by the Beneficiary to Guarantor, within [*] following receipt of the Beneficiary’s Demand in accordance herewith; provided, that if such disputed amounts are ultimately determined to be payable under the Guarantee, interest shall be due on the withheld amounts to the extent payable by Seller under the Contract.

(2)	Notwithstanding anything to the contrary herein, in no event shall the obligations and liabilities of the Guarantor hereunder be greater, either in the cumulative aggregate or in respect of any individual claim, than the obligations and liabilities of the Seller under the Contract and the Guarantor’s cumulative liability hereunder shall be limited at all times to [ — ] [[*]] (the “Cap”). The Guarantor shall be entitled to all defenses, limitations, remedies and exclusions available to the Seller under, or otherwise with respect to, the Contract, and the Guarantor shall be entitled to assert any counterclaim to the same extent that the Seller would be entitled to assert with respect to such payment or performance of any obligations, except for defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of Seller, the power or authority of Seller to enter into the Contract, and to perform its Guaranteed Obligations thereunder.

If applicable (in case of more than one piece of Equipment): The Cap shall automatically be reduced pro rata of the value of each piece of Equipment at the date when the Warranty Period relating to each such piece of Equipment expires.

The obligations of Guarantor contained herein are not conditioned in any way upon the institution of suit or the taking of any other action (except as expressly provided in Section 1 hereof), or attempt to enforce performance of or compliance with the Guaranteed Obligations. If and to the extent any payment made pursuant to the Guaranteed Obligations under the Contract is deemed to constitute liquidated damages, Guarantor and the Beneficiary acknowledge and agree that such damages are difficult or impossible to determine and that such payment constitutes a reasonable approximation of the amount of such damages, and not a penalty.

(3)	This Guarantee shall extend to any variation of or amendment to the Contract and to any agreement supplemental thereto agreed between the Beneficiary and the Seller, being however specified that the Guarantor’s cumulative liability hereunder shall be limited at all times to the Cap set out in Section 2.

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(4)	Guarantor hereby waives without impairing or releasing the obligations of Guarantor hereunder:

a.	notice of acceptance of this Guarantee, notice of creation or existence of any of the obligations under the Contract and notice of any action by the Beneficiary in reliance hereon or in connection herewith;

b.	notice of or consent to the entry into the Contract by the Seller and the Beneficiary and any amendments thereto, including but not limited to changes in the manner, place, or terms of payment or performance of any or all of the Guaranteed Obligations (subject always to limits set out in this Guarantee including without limitation Sections 2 and 14); and

c.	notice of or consent to any increase, reduction or rearrangement of the Seller’s obligations under the Contract or any extension of time for the payment of any sums due and payable by the Seller to the Beneficiary under the Contract, it being understood that the Guarantor’s cumulative liability hereunder shall in no event be greater than the Cap;

provided, however, that Guarantor does not waive any notice requirement which must be given by the Beneficiary and received by the Seller in accordance with the terms of the Contract, the giving of which and the passage of any related notice or grace period being required in order for a payment obligation by the Seller to be due and payable under the Contract for non-payment.

(5)	Guarantor agrees that Guarantor’s liability to the Beneficiary hereunder shall not be released or impaired by the occurrence of any one or more of the following events:

a.	the insolvency, bankruptcy, reorganization or receivership of Guarantor or Seller;

b.	the exercise, failure to exercise or delay by the Beneficiary to exercise, in whole or in part, any right or remedy held by the Beneficiary against Seller or Guarantor with respect to the Contract or this Guarantee; provided, however, that nothing herein shall be construed to waive any applicable statute of limitations or permit Beneficiary to recover amounts from both Seller and Guarantor for the same portion of the same claim;

c.	the sale, encumbrance, transfer or modification of the ownership of Guarantor or Seller, or any change in the financial condition or management of Guarantor or Seller;

d.	any lack of consideration with respect to the Contract or this Guarantee and any and all amendments thereof;

e.	any lack of corporate power or authority of Guarantor or Seller; or

f.	except to the extent specifically provided in this Guarantee, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(6)	The Guarantor’s obligations as guarantor shall be in addition to and independent from every other security which the Beneficiary may at any time hold in respect of any of Seller’s obligations under the Contract. However, the Beneficiary shall not be entitled to enforce its rights and claims under this Guarantee to the extent that the Beneficiary has already received payment or discharge under any other security that the Guarantor may hold in respect of the Seller’s obligations which are secured by this Guarantee.

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(7)	The Guarantor makes the following representations and warranties:

a.	The Guarantor is duly organized and validly incorporated in the jurisdiction of its incorporation, is in good standing and has the power and authority to own its property and assets;

b.	The Guarantor has all necessary power and authority to execute, deliver and perform or procure the performance of this Guarantee;

c.	The Guarantor has duly executed and delivered this Guarantee and this Guarantee constitutes its legal, valid and binding obligations in accordance with its terms;

d.	The execution, delivery and performance of this Guarantee does not and will not conflict with or result in a breach of the articles of associations, by-laws or other organizational documents of the Guarantor, or of the terms or provisions of any judgment, law, decree, order, or agreement to which the Guarantor is a party or by which the Guarantor is bound or to which the Guarantor is subject, or constitute a default under any of them; and

e.	Each of the waivers and consents set forth in this Guarantee are made voluntarily after consultation with legal counsel and with full knowledge of their significance and consequences. If, notwithstanding the intent of the parties that the terms of this Guarantee shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under the applicable law, such waivers and consents shall be effective to the maximum extent permitted by such applicable law.

(8)	Subject to the limitation set forth herein including without limitation Section 2, there shall be full recourse to Guarantor for the Guaranteed Obligations, but in no event shall any owner, member, partner, shareholder, officer, director, employee or affiliate (other than Seller) of Guarantor be personally liable or obligated for the Guaranteed Obligations.

(9)	The obligations of Guarantor under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Guarantor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by the Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all subject to the limitations set out herein.

(10)	Except as otherwise provided in this Guarantee, each remedy, right, and power granted to the Beneficiary or allowed it by applicable law shall be cumulative and not exclusive of any other and may be exercised by the Beneficiary from time to time.

(11)	This Guarantee and the undertakings contained herein shall be binding upon the successors of the Guarantor, and are provided for and shall inure to the benefit of the Beneficiary and its successors. The Beneficiary may not assign, charge or transfer any rights, title or benefits under this Guarantee without the prior written consent of the Guarantor, such consent not to be unreasonably withheld, conditioned or delayed; provided, that this Guarantee shall automatically be assigned, subject to written notice to the Guarantor, upon assignment by the Beneficiary of the Contract (a) to an affiliate of BrightSource Energy, Inc.; or (b) to any other assignee of the Beneficiary under the Contract, where the Guarantor has given its consent to such assignment; [if applicable: or (c) to [identified lender in the applicable Project’s project financing scheme]], in each case in accordance with the Contract’s terms.

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(12)	This Guarantee shall be governed by and construed according to the laws of the State of New York, exclusive of its conflicts of law provisions.

(13)	Any dispute, controversy or claim arising out of or relating to this Guarantee, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the Guarantor and the Beneficiary. If such dispute, controversy or claim is not resolved within thirty (30) days following the date on which notice of the same has been given by either of the Beneficiary or the Guarantor to the other, said dispute, controversy or claim shall be submitted to confidential, binding arbitration at the request of either of the Beneficiary or the Guarantor with notice to the other party. The arbitration shall be conducted in New York, New York and shall be administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA in force at the time of the commencement of the arbitration (the “Rules”). Three (3) arbitrators shall be appointed as follows: the party requesting arbitration shall appoint one arbitrator and disclose the name of such arbitrator in its demand (as defined in the Rules), and the other party shall appoint one arbitrator and disclose the name of such arbitrator in its answering statement (as defined in the Rules), and the two arbitrators shall then have ten (10) business days to agree on and select a third arbitrator, who shall act as the chairman. If the two arbitrators appointed by the Guarantor and the Beneficiary cannot agree on the third arbitrator, the third arbitrator shall be selected in accordance with the Rules. The arbitration proceedings shall be conducted in English. Each of the Guarantor and the Beneficiary (a) hereby irrevocably agrees that all complaints shall be heard and determined exclusively by the AAA, and (b) agrees not to commence any action, suit or proceeding relating to this Guarantee by any means whatsoever other than initiating arbitration in the AAA. The award rendered by the arbitrators shall be final and binding and may be entered and enforced as a final judgment in accordance with New York law in any court of competent jurisdiction.

(14)	This Guarantee shall automatically expire when all the said obligations of the Seller shall have been performed in accordance with the Contract, and in any case no later than [ — ] [[*]]. As from the expiration of this Guarantee, the Guarantor shall have no further obligations or liability under this Guarantee, whether or not this Guarantee is returned to the Guarantor.

(15)	The invalidity, illegality or unenforceability in whole or in part of any of the provisions of this Guarantee shall not affect the validity, legality and enforceability of the remaining part or provisions of this Guarantee.

(16)	All notices or other communications in connection with this Guarantee shall be served in writing to the following addresses:

a.	Upon the Beneficiary, at:

[ — ] [address]

Attn: [ — ]

b.	Upon the Guarantor, at:

ALSTOM Power Inc., 200 Great Pond Drive, 06095 Windsor, Connecticut, USA

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Attn: [ — ]: Fax N° [ — ]

Copy: [ — ]: Fax N° [ — ]

The Beneficiary and the Guarantor may change their respective nominated addresses for service of communications to another address but only by prior written notice to each other in accordance with the foregoing.

(17)	This Guarantee represents the entire rights and obligations of Guarantor and the Beneficiary pertaining to the subject matter hereof and all prior negotiations, representations, understandings and agreements, whether oral or written, are hereby superseded in so far as they may relate to the subject matter hereof.

IN WITNESS WHEREOF the Guarantor has executed this Guarantee on the day and year first above written.

ALSTOM Power Inc.

By:

Title:

Confidential Document	December 27, 2010

EXHIBIT G

OTHER SPECIFIED EQUIPMENT

1.	Heaters and pre-heaters

2.	Auxiliary gas boiler

3.	In the case of a hybrid plant design (requiring more than a de minimis amount of gas to be burned):

(a)	auxiliary gas turbine

(b)	accompanying electric generator(s) and auxiliaries

(c)	gas turbine dependent heat recovery steam generator

4.	In the case of a wet cooled system, condenser(s)

5.	Distributed control system

[*]

*	Confidential Treatment Requested

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EXHIBIT H

[*] LOCAL CONTRACTORS

[*]

*	Confidential Treatment Requested

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EXHIBIT I

[*] IP OWNERSHIP PRINCIPLES

Allocation of ownership and right of use of Intellectual Property related to the design and development of [*] shall be based on the following principles:

1. BSE grants Alstom (and as applicable its Affiliates) an irrevocable, non-exclusive, non-transferable, royalty-free license to use, reproduce, alter, adapt, modify and develop BSE IP, and Alstom grants BSE (and as applicable its Affiliates) an irrevocable, non-exclusive, non-transferable, royalty-free license to use, reproduce, alter, adapt, modify and develop Alstom IP, in each case solely for the limited purpose of, and to the extent required for, Alstom’s design and development of [*] as envisaged under the Agreement.

2. Allocation of ownership and right of use of Technology and IP which is first conceived, authored or developed by the Parties or their Affiliates under or in connection with this Agreement (“New IP”) shall be based on the following principles:

[*]

*	Confidential Treatment Requested – Four Pages Omitted

I-1